EXHIBIT 14.2









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Equity Funds and Shareholders of Federated Large Cap Growth Fund:


We consent to the use of our report dated December 22, 2006 for Federated Large Cap Growth Fund, a portfolio of Federated Equity Funds, included herein and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" and "ARTICLE IV, REPRESENTATIONS AND WARRANTIES" in the Prospectus/Proxy Statement.


                                        /s/KPMG LLP
                                        KPMG LLP


Boston, Massachusetts
April 2, 2007